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                                                                    EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Peoples Heritage Financial Group, Inc.


We consent to the use of our report dated January 22, 1997 incorporated by reference herein. Our report refers to a change in method of accounting for mortgage servicing rights.


                                              /s/ KPMG Peat Marwick LLP

Boston, Massachusetts
February 13, 1998